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                                                                    EXHIBIT 21.1

                       SUBSIDIARIES OF VISIO CORPORATION


ENTITY                                               JURISDICTION
------                                               ------------

Visio International Incorporated                     Washington
Visio Australia Pty Ltd                              Australia
Visio Canada Inc.                                    Canada
Visio SARL                                           France
Visio GmbH                                           Germany
Visio International Limited                          Ireland
Visio S.r.l.                                         Italy
Visio Japan K.K.                                     Japan
Visio Korea Ltd.                                     Korea
Visio Business Graphics B.V.                         Netherlands
Visio Singapore Pte Ltd.                             Singapore
Visio Business Graphics (Proprietary) Limited        South Africa
Visio Business Graphics GmbH                         Switzerland
Visio International (UK) Limited                     United Kingdom
Visio Bahamas Limited                                The Bahamas